 UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 E. Randolph St.		60601
Suite 1000		(Zip Code)
Chicago, IL
(Address of principal executive offices)
(312) 819-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, without par value	HRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01.     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed in the Current Report on Form 8-K filed by Hill-Rom Holdings, Inc. (“Hillrom”) with the Securities and Exchange Commission on January 19, 2021, on January 15, 2021, Hill-Rom, Inc., a wholly owned subsidiary of Hillrom, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Hill-Rom, Inc., Barcelona Merger Sub, Inc. (“Merger Sub”), Bardy Diagnostics, Inc. (“Bardy”) and Fortis Advisors LLC (as Equityholders’ Representative), providing for the acquisition of Bardy by Hillrom. Pursuant to the terms of the Merger Agreement, on August 6, 2021 (the “Closing Date”), Merger Sub was merged with and into Bardy, with Bardy surviving the merger as a wholly owned indirect subsidiary of Hillrom (the “Merger”), and the Merger was completed.

As a result of the Merger, on the Closing Date, Hillrom, through its wholly owned subsidiary, acquired all of the assets comprising Bardy’s business of the design, development, manufacture, production, assembly, marketing, promotion, distribution, sale, clinical use and other commercialization activities involving certain currently-marketed and in-development cardiac digital health, diagnostic, data management and remote patient monitoring devices, technologies and services.

Pursuant to the terms of the Merger Agreement, on the Closing Date, holders of outstanding shares of Bardy common and preferred stock and holders of Bardy warrants, stock options and other equity-related awards (collectively, the “Holders”) received cash in the amount of approximately $367 million which was comprised of approximately (i) $335 million related to the closing date purchase price, (ii) $24 million related to an indemnity claim settlement payment, and (iii) $8 million related to accrued interest, subject to further adjustments as set forth under the terms of the Merger Agreement. Hillrom also paid approximately (i) $36 million related to the payment of outstanding indebtedness, (ii) $3 million in escrow amounts, and (iii) $5 million in transaction expenses. Additional contingent cash consideration will be payable to the Holders based on the revenue generated from the acquired cardiac monitoring product during the first two calendar years starting with the calendar year in which the transaction is closed.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Hillrom’s Current Report on Form 8-K filed on January 19, 2021 and is incorporated herein by reference.

Hillrom has determined that it is not required to file separate financial statements of Bardy under Rule 3-05 of Regulation S-X or pro forma financial information relating to the acquisition of Bardy under Article 11 of Regulation S-X.

Item 9.01.FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits.

2.1	Agreement and Plan of Merger dated as of January 15, 2021 by and among Hill-Rom, Inc., Barcelona Merger Sub, Bardy Diagnostics, Inc. and Fortis Advisors LLC (incorporated herein by reference to Exhibit 2.1 to Hillrom's Form 8-K filed on January 19, 2021)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
(Registrant)

DATE: August 6, 2021	By:	/s/ Barbara W. Bodem

	Name: Title:	Barbara W. Bodem Senior Vice President and Chief Financial Officer (duly authorized officer and principal financial officer)

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